AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 3, 2002
                                                Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                           K-V PHARMACEUTICAL COMPANY
     -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                       43-0618919
---------------------------------           ------------------------------------
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

   2503 South Hanley Road
    St. Louis, Missouri                                 63144
---------------------------------           ------------------------------------
(Address of Principal                                 (Zip Code)
Executive Offices)

                           K-V Pharmaceutical Company
                        2001 Incentive Stock Option Plan
                                       and
                  Fifth Amendment to K-V Pharmaceutical Company
                        1991 Incentive Stock Option Plan
                         and its Restatement, as Amended
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                               Gerald R. Mitchell
                          Vice President, Treasurer and
                             Chief Financial Officer
                           K-V Pharmaceutical Company
                             2503 South Hanley Road
                            St. Louis, Missouri 63144
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                     (Name and Address of Agent for Service)

                                 (314) 645-6600
--------------------------------------------------------------------------------
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of All Correspondence to:
                               John P. Walsh, Esq.
                         Gallop, Johnson & Neuman, L.C.
                        101 South Hanley Road, 16th Floor
                            St. Louis, Missouri 63105
                                 (314) 615-6000

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                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of          Amount    Proposed maximum  Proposed maximum     Amount of
securities to     to be     offering price        aggregate       registration
be registered   registered   per share(3)      offering price         fee
--------------------------------------------------------------------------------
Common Stock,   2,375,000(1)     $27.505         $65,324,375       $6,009.84
Class A
$0.01 par
value
--------------------------------------------------------------------------------
Common Stock,   1,375,000(2)     $31.50          $43,312,500       $3,984.75
Class B
$0.01 par
value
================================================================================

(1) Represents the maximum number of shares of Class A Common Stock (2,000,000) available for issuance under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan and the maximum number of additional shares of Class A Common Stock (375,000) available for issuance under the Fifth Amendment to the K-V Pharmaceutical Company 1991 Incentive Stock Option Plan (the "Fifth Amendment"). The Registrant previously filed with the Securities and Exchange Commission on January 6, 1992, a Registration Statement on Form S-8 (Reg. No. 33-04028) relating to securities offered under such Plan.

(2) Represents the maximum number of shares of Class B Common Stock (1,000,000) available for issuance under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan and the maximum number of additional shares of Class B Common Stock (375,000) available for issuance under the Fifth Amendment to the K-V Pharmaceutical Company 1991 Incentive Stock Option Plan (the "Fifth Amendment"). The Registrant previously filed with the Securities and Exchange Commission on January 6, 1992, a Registration Statement on Form S-8 (Reg. No. 33-94927) relating to securities offered under such Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low sale prices per share of the Registrant's Class A and Class B Common Stock, respectively, as reported on the New York Stock Exchange on April 2, 2002.


Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend or other similar adjustment of the outstanding shares of common stock of K-V Pharmaceutical Company. In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the plans described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The undersigned Registrant hereby files this Registration Statement ("Registration Statement") to register 2,000,000 shares of Class A Common Stock, $0.01 par value per share, and 1,000,000 shares of Class B Common Stock, $0.01 par value per share, for issuance to optionees under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan.

         In addition, with respect to 375,000 additional shares of Class A Common Stock and the 375,000 additional shares of Class B Common Stock authorized under the Fifth Amendment, the Registrant previously filed with the Securities and Exchange Commission (the "Commission") on January 6, 1992 a registration statement on Form S-8 (Registration No. 33-44927) relating to securities offered under the K-V Pharmaceutical Company 1991 Incentive Stock Option Plan. The contents of such previously filed registration statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended March 31, 2001;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001;

         (c) The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form 8-A, which was filed with the Commission on March 22, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article IX of the Registrant's Bylaws requires that the Registrant indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. Article IX also provides that expenses incurred by an officer or director of the Registrant or any of its direct or indirect wholly-owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent or repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         In addition, Article 12 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper personal benefit.

         The Registrant maintains a policy of insurance under which the directors and officers of the Registrant are insured, subject to the limits of the policy against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit
Number                 Description
-------                -----------

4.1(a)         The Registrant's Certificate of Incorporation, which was filed as
               Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1981, is incorporated herein by this reference.

4.1(b) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective March 7, 1983, which was filed as Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1983, is incorporated herein by this reference.

4.1(c) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective June 9, 1987, which was filed as Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(d) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective September 24, 1987, which was filed as
               Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(e) Certificate of Amendment to Certificate of Incorporation of the Registrant which was filed as Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.1(f) Certificate of Amendment to Certificate of Incorporation of the Registrant, which was filed as Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.2(a) Bylaws of the Registrant, as amended through November 18, 1982, which was filed as Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993, is incorporated herein by this reference.

4.2(b) Amendment to Bylaws of the Registrant, which was filed as Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

5.1            Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

23.1           Consent of Counsel (included in Exhibit 5.1).

23.2           Consent of BDO Seidman, LLP (filed herewith).

24 Power of Attorney (included on the signature page of this Registration Statement).


Item 9.  Undertakings

(a)  The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on this 3rd day of April, 2002.

                                   K-V PHARMACEUTICAL COMPANY



                                   By:  /s/ Gerald R. Mitchell
                                        ----------------------------------------
                                        Gerald R. Mitchell
                                        Vice President, Chief Financial Officer
                                        and Treasurer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Gerald R. Mitchell and Alan G. Johnson, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any abbreviated Registration Statement filed pursuant to Rule 462(b) and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.



Signature                         Title                           Date
----------                        -----                           -----

/s/ Victor M. Hermelin          Director and Chairman           April 3, 2002
--------------------------      of the Board
Victor M. Hermelin


/s/ Marc S. Hermelin            Director, Vice Chairman         April 3, 2002
--------------------------      of the Board and
Marc S. Hermelin                Chief Executive Officer
                                (principal executive
                                officer)


/s/ Alan G. Johnson             Director, Secretary             April 3, 2002
--------------------------      and Senior Vice
Alan G. Johnson                 President, Strategic
                                Planning & Corporate
                                Growth


                                Director                                , 2002
--------------------------                                    ----------
Garnet E. Peck, Ph.D.


/s/ Norman D. Schellenger       Director                        April 3, 2002
--------------------------
Norman D. Schellenger


/s/ Kevin S. Carlie             Director                        April 3, 2002
--------------------------
Kevin S. Carlie


/s/ Gerald R. Mitchell          Vice President, Chief           April 3, 2002
--------------------------      Financial Officer,
Gerald R. Mitchell              and Treasurer (principal
                                financial and accounting
                                officer)

                                  EXHIBIT INDEX

Exhibit
Number                 Description
-------                -----------

4.1(a)         The Registrant's Certificate of Incorporation, which was filed as
               Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1981, is incorporated herein by this reference.

4.1(b) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective March 7, 1983, which was filed as Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1983, is incorporated herein by this reference.

4.1(c) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective June 9, 1987, which was filed as Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(d) Certificate of Amendment to Certificate of Incorporation of the Registrant, effective September 24, 1987, which was filed as
               Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1988, is incorporated herein by this reference.

4.1(e) Certificate of Amendment to Certificate of Incorporation of the Registrant which was filed as Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.1(f) Certificate of Amendment to Certificate of Incorporation of the Registrant, which was filed as Exhibit 3(f) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

4.2(a) Bylaws of the Registrant, as amended through November 18, 1982, which was filed as Exhibit 3(e) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1993, is incorporated herein by this reference.

4.2(b) Amendment to Bylaws of the Registrant, which was filed as Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, is incorporated herein by this reference.

5.1            Opinion of Gallop, Johnson & Neuman, L.C. (filed herewith).

23.1           Consent of Counsel (included in Exhibit 5.1).

23.2           Consent of BDO Seidman, LLP (filed herewith).

24 Power of Attorney (included on the signature page of this Registration Statement).